                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by registrant /X/

      Filed by a party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary proxy statement
      /X/        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                        CANTEL MEDICAL CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

                                        CANTEL MEDICAL CORP.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              CANTEL MEDICAL CORP.
                                 150 CLOVE ROAD
                             LITTLE FALLS, NJ 07424

                            ------------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 19, 2002

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Thursday, December 19, 2002 at 10:00 a.m., eastern time, for the following purposes:

    1.  To elect four directors to serve a term of three years. (Proposal 1)

    2. To amend the Company's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant thereunder from 1,500,000 to 2,000,000. (Proposal 2)

    3. To act on any other matters that may properly be brought before the Meeting or any adjournment or postponement of the Meeting.

    Only stockholders of record at the close of business on November 4, 2002 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2002 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

    You are cordially invited to attend the Meeting. Whether or not you plan to attend, please act promptly to vote your shares on the proposals described above. You may vote your shares by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the Meeting.

    If you attend the Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

                                          By order of the Board of Directors

                                          Darwin C. Dornbush
                                          SECRETARY

Little Falls, New Jersey
November 25, 2002

                              CANTEL MEDICAL CORP.
                                 150 CLOVE ROAD
                             LITTLE FALLS, NJ 07424

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    The enclosed proxy is solicited by the Board of Directors of Cantel Medical Corp. for use at the Annual Meeting of Stockholders to be held on Thursday, December 19, 2002 at 10:00 a.m., eastern time, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments or postponements thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about November 25, 2002.

    As of November 4, 2002, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 9,263,503 outstanding shares of common stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon.

    Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the four management nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. ANY PROXY GIVEN PURSUANT TO THIS SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE AT THE MEETING, BY DELIVERY TO THE SECRETARY OF THE COMPANY OF A WRITTEN NOTICE OF REVOCATION, BY SUBMISSION OF A LATER DATED AND PROPERLY EXECUTED PROXY, OR BY VOTING IN PERSON AT THE MEETING. ATTENDANCE AT THE MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF A PROXY.

    Only stockholders of record at the close of business on November 4, 2002 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    The Company's by-laws provide that stockholders holding a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the meeting is necessary for the approval of Proposal 2. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

    A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

    As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of common stock present in person or represented by proxy is required for the approval of Proposal 2, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

    Four directors of the Company are to be elected at the Annual Meeting to serve a three-year term expiring at the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Management has nominated James P. Reilly, Robert L. Barbanell, Joseph M. Cohen and Fred L. Shapiro for election as directors. Unless authority to vote for the election of management's nominees is withheld, the enclosed proxy will be voted for the election of said nominees. Each of the nominees currently serves as a director of the Company, and has consented to be named a nominee in the Proxy Statement and to continue serving as a director if elected. While management has no reason to believe that any of the nominees will not be available as a candidate, should such situation arise, proxies given to management will be voted for the election of another person as a director.

NOMINEES FOR DIRECTORS

NOMINEES FOR THREE-YEAR TERMS EXPIRING AT 2005                              DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE          SINCE
----------------------------------------------                --------      --------
James P. Reilly ............................................     62           1989
  President and Chief Executive Officer of the Company

Robert L. Barbanell ........................................     72           1994
  President of Robert L. Barbanell Associates, Inc.

Joseph M. Cohen ............................................     65           2000
  Chairman of JM Cohen & Co., LLC

Fred L. Shapiro ............................................     68           2001
  M.D. Retired Physician

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

TERMS EXPIRING AT 2003                                                      DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE          SINCE
------------------------------                                --------      --------
Darwin C. Dornbush Esq. ....................................     72           1963
  Partner in the law firm of
  Dornbush Mensch Mandelstam & Schaeffer, LLP

Morris W. Offit ............................................     65           1986
  Chief Executive Officer of
  Offit Hall Capital Management LLC

John W. Rowe M.D. ..........................................     58           1998
  Chairman and CEO of Aetna Inc.

TERMS EXPIRING AT 2004                                                      DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE          SINCE
------------------------------                                --------      --------
Charles M. Diker ...........................................     67           1985
  Chairman of the Board of
  the Company and Private Investor

Alan J. Hirschfield ........................................     67           1986
  Vice Chairman of the Board of
  the Company, Private Investor and Consultant

Bruce Slovin ...............................................     66           1986
  President of 1 Eleven Associates, LLC

BUSINESS EXPERIENCE OF DIRECTORS

    Mr. Diker has served as Chairman of the Board of the Company since
April 1986. He currently acts as an investment adviser. Mr. Diker is also a director of Chyron Corporation (OTC), a supplier of graphics for the television industry.

    Mr. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. He is currently a private investor and consultant. From July 1992 to February 2000, Mr. Hirschfield served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp. (NASDAQ), a communication services and technology company. Mr. Hirschfield is also a director of Interactive Data Corp. (formerly Data Broadcasting Corp.) as well as J NET Enterprises, Inc.
(NYSE), an internet venture investor, Carmike Cinemas (OTC), a national theater chain, and WilTel Communications Group, Inc. (OTC), an operator of fiber optic networks spanning the continental United States.

    Mr. Barbanell has served as President of Robert L. Barbanell
Associates, Inc., a financial consulting company, since July 1994. Mr. Barbanell is also Chairman of the Board and a director of Pride International, Inc. (NYSE), an oil drilling contractor.

    Mr. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, since February 2000. From July 1998 until February 2000, Mr. Cohen was Chairman of SG Cowen Securities Corp., a securities firm. From June 1967 until July 1998, Mr. Cohen was Managing Partner and Chairman of Cowen & Company, a research and investment banking firm.

    Mr. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants.

    Mr. Offit has served as Chief Executive Officer of Offit Hall Capital Management LLC since April 2002. From July 1990 to December 2001 Mr. Offit was Chief Executive Officer of Offitbank (a Wachovia company), a limited purpose trust company chartered by the New York State Banking Department. Mr. Offit is a Trustee of Johns Hopkins University where he served as Chairman of the Board of Trustees from 1990 through 1996.

    Mr. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

    Dr. Rowe has served as Chairman and CEO of Aetna Inc. since September 2000. From July 1998 until September 2000, Dr. Rowe was President and Chief Executive Officer of Mount Sinai NYU Health. From July 1988 until July 1998, Dr. Rowe was President of the Mount Sinai Hospital. From July 1988 until July 1999, Dr. Rowe was President of the Mount Sinai School of Medicine. He also serves as a Professor of Medicine and of Geriatrics at the Mount Sinai School of Medicine.

    Dr. Shapiro served as a consultant to Hennepin Faculty Associates, a non-profit organization involved in medical education, research and patient care, from July 1995 to June 1999, President of Hennepin Faculty Associates from January 1984 to June 1995, and Medical Director of the Regional Kidney Disease Program from July 1966 to January 1984. He has also been a Professor of Medicine at the Hennepin County Medical Center and the University of Minnesota from July 1976 to the present. Prior to the merger with Cantel, Dr. Shapiro served as a director of Minntech since 1982.

    Mr. Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings, Daxor Corporation (AMEX), the developer and manufacturer of the Blood Volume Analyzer, and Youthstream Media (Nasdaq), an integrated media, marketing, promotions and retail company.

EXECUTIVE OFFICERS OF THE COMPANY

NAME                                          AGE              POSITION WITH THE COMPANY
----                                        --------   ------------------------------------------
Charles M. Diker..........................     67      Chairman of the Board

James P. Reilly...........................     62      President and Chief Executive Officer

Roy K. Malkin.............................     56      President and CEO of Minntech Corporation
                                                       and MediVators, Inc.

Seth R. Segel.............................     33      Senior Vice President--Corporate
                                                       Development

Craig A. Sheldon..........................     40      Senior Vice President and Chief Financial
                                                       Officer

William J. Vella..........................     46      President and CEO of Carsen Group Inc.

    See "Business Experience of Directors" above for biographical data with respect to Messrs. Diker and Reilly.

    Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001, and as President and Chief Executive Officer of MediVators since June 1999. From June 1984 until July 1994 and from November 1996 until
May 1999, Mr. Malkin was President and

Chief Executive Officer of RKM Enterprises Ltd., a multi-national consulting group for the healthcare industry. From July 1994 until October 1996, Mr. Malkin was employed by Steris Corporation, most recently as Senior Vice President.

    Mr. Segel was appointed Senior Vice President--Corporate Development of the Company on November 18, 2002. From May 1999 through October 2002, he served in various positions at Jupiter Media Metrix, Inc. (Nasdaq), a provider of global market research, and LiveTechnology Holdings, Inc., a company owned and then sold by Jupiter Media Metrix in May 2002. Mr. Segel served most recently as Senior Vice President of Finance and Corporate Development at Jupiter Media Metrix and as Managing Director of LiveTechnology. From August 1996 through April 1999, Mr. Segel served as Senior Associate at Broadview International LLC, an investment bank. Mr. Segel has a Masters Degree in Business Administration.

    Mr. Sheldon has served as Senior Vice President and Chief Financial Officer of the Company since November 2002. From November 2001 through October 2002 he served as Vice President and Chief Financial Officer. From November 1994 until October 2001 Mr. Sheldon served as Vice President and Controller of the Company. Mr. Sheldon is a certified public accountant.

    Mr. Vella has served as President and Chief Executive Officer of Carsen Group Inc. since October 2001, as President and Chief Operating Officer of Carsen from December 1996 until October 2001, as Executive Vice President from January 1995 until November 1996, and prior thereto in various sales and sales management positions since October 1981.

COMMITTEES AND MEETINGS

    The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell (Chairman), Offit and Slovin, all of whom have been determined by the Board of Directors to be independent (as independence is defined under the NYSE listing standards). All the members of the audit committee are financially literate, and at least one member has accounting and financial management expertise. The primary functions of the Audit Committee are to recommend the appointment of the Company's independent auditors, to review the overall scope of the audit, the Company's financial statements and the independent auditors' report, and to meet with the Company's financial management and its independent auditors to satisfy itself of the adequacy of the Company's internal controls. The full Audit Committee held four meetings during fiscal 2002 at which all members of the committee were present except for Mr. Offit, who missed two meetings. The chairman of the Audit Committee held three additional meetings with the Company's financial management and its independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q for the purpose of reviewing such reports.

    The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Hirschfield (Chairman), Barbanell and Cohen. Mr. Cohen was appointed to the Compensation Committee on October 10, 2001. The primary functions of the Compensation Committee are the establishment of compensation policies and to consider and make recommendations to the Board concerning compensation to the Company's senior management. The Compensation Committee held one meeting during fiscal 2002 and acted by unanimous written consent on one occasion.

    The Board of Directors of the Company held six meetings during the fiscal year ended July 31, 2002. Except for Mr. Hirschfield, who did not attend three of the Board meetings, and Mr. Offit, who did not attend three of the Board meetings and two of the Audit Committee meetings, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company does not have a nominating committee.

DIRECTOR COMPENSATION

    During fiscal 2002, Directors who were not officers of the Company were paid a $2,500 annual fee and $1,000 per meeting attended, plus expenses. In addition, Directors who served as chairmen of the Audit Committee and Compensation Committee were paid $1,000 per meeting attended, and the other non-employee Directors who served on the committees were paid $750 per meeting attended. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of an option to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Commencing August 1, 2002, the Chairman of the Audit Committee will be paid an additional director's fee of $5,000 per year.

         THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                   PROPOSAL 2
                          APPROVAL OF AMENDMENT TO THE
                        1997 EMPLOYEE STOCK OPTION PLAN

    In October 1997, the Company adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which the Company may, from time to time, issue options exercisable for shares of common stock. At the time of adoption, 300,000 shares of common stock were reserved for issuance under the Employee Plan. Thereafter, stockholders approved amendments to the Employee Plan that increased the number of shares of common stock reserved for issuance to 1,500,000 shares. The Board of Directors has adopted an amendment to the Employee Plan to increase the number of shares of common stock reserved for issuance by 500,000 shares, to 2,000,000 shares. Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as currently in effect, is attached hereto as Exhibit A.

    Options granted under the Employee Plan are intended to qualify as Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. Options under the Employee Plan are granted to reward past performance by employees, as an incentive for future performance, and to recruit and retain qualified personnel.

    The option exercise price of options granted under the Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Holder"), the exercise price for incentive stock options must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of common stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder.

    As of November 4, 2002, options to purchase 889,480 shares were outstanding under the Employee Plan. With the adoption of the proposed amendment, 878,587 shares would be available for future grants. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

    INCOME TAX CONSEQUENCES:

    The principal United States federal income tax consequences of the issuance and exercise of ISOs, and subsequent stock dispositions, are as follows:

    The Employee Plan provides that the aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable by the Optionee for the first time in any calendar year under all of the stock option plans of the Company or any of its subsidiaries cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits.

    The granting of an ISO results in no federal income tax consequences to the Optionee. No income is recognized by the Optionee upon the exercise of an ISO. However, for purposes of the alternative minimum tax only, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a Disqualifying Disposition (as defined below) in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead the Optionee is subject to the regular tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

    The Internal Revenue Service (the "IRS") recently announced that it will not apply income tax withholding obligations on the employer or assess FICA or FUTA taxes (on either the employee or the employer) with respect to the Option Spread upon the exercise of an ISO until at least two years after final regulations with respect thereto have been issued by the IRS.

    If the shares purchased upon the exercise of an ISO are disposed of by the Optionee (other than by transfer to his estate, executor, administrator or heir by reason of his death), neither (a) within the two-year period following the grant of the option nor (b) within the one-year period following the issuance of the shares to the Optionee, then upon such disposition, any excess of the sale price of the shares over the option exercise price will constitute a capital gain to the Optionee (assuming the shares are a capital asset in his hands). If the Optionee disposes of the shares within such two-year period or one-year period (other than by transfer to his estate, executor, administrator or heir by reason of his death) (a "Disqualifying Disposition"), the Optionee will generally recognize ordinary income in the year of the disposition to the extent that his tax basis in the shares is exceeded by the lesser of (i) the fair market value of the shares on the date the option was exercised, or (ii) the amount realized on the disposition of the shares.

    If the Optionee pays the option exercise price by surrendering (or constructively surrendering) to the Company shares of its stock, the Optionee will generally not recognize any gain or loss with respect to the surrender of such shares to the Company. (But see the discussion above relating to the alternative minimum tax and the discussion below relating to surrendered shares that were acquired upon the exercise of an ISO.) The Optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares actually or constructively surrendered, the Optionee's tax basis will be equal to the tax basis of the shares surrendered and the Optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the Optionee will have a tax basis equal to the cash, if any, paid by him to the Company upon the exercise of the option and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

    However, if the surrendered shares were themselves acquired by the Optionee upon the exercise of an ISO and the surrender of such shares occurs within the two-year period or one-year period referred to above, the Optionee will generally recognize ordinary income in the year of the surrender to the extent that the fair market value of the surrendered shares on the date they were acquired exceeds the Optionee's tax basis with respect to such shares. At the present time, the IRS has proposed that the Company will have no income tax withholding obligation with respect to this income but may have an obligation to report this income on a periodic filing to the IRS. The Optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares actually or constructively surrendered, the Optionee's tax basis will be equal to the tax basis of the shares surrendered and the Optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the Optionee will have a tax basis equal to the cash (if any) paid by him to the Company upon the exercise of the option plus any compensation income reported by him with respect to the Disqualifying Disposition, and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

    In general, the federal income tax consequences to the Company of the grant and exercise of ISOs under the Employee Plan and the sale of shares purchased on the exercise of ISOs are as follows: Neither the grant nor the exercise of an ISO result in any federal income tax consequences to the Company. But see the discussion above relating to income tax withholding and FICA taxes with respect to the Option Spread upon the exercise of an ISO. In any year in which the Optionee recognizes ordinary income (as a result of a Disqualifying Disposition of the shares), the Company is entitled to a corresponding income tax deduction assuming such compensation to the Optionee is reasonable in amount.

    The Employee Plan is not a "qualified" stock bonus, pension or profit-sharing plan within the meaning of Section 401 of the Code.

    The principal state, local and foreign tax income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are discussed below.

    State, local and foreign income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the Optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of option stock. Optionees should consult their personal tax advisors with respect to the specific state, local, foreign and other tax consequences to them of option grants, option exercises and stock dispositions.

    The Board of Directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of the Company in that it will aid the Company in securing and retaining competent management personnel and other employees by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN.

                            OWNERSHIP OF SECURITIES

    The following table sets forth stock ownership information as of November 4, 2002 concerning (i) each director and persons nominated to become directors of Cantel, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five (5%) percent of the outstanding shares of Cantel's common stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) Cantel's executive officers and directors as a group:

NAME AND ADDRESS                                                       AMOUNT AND NATURE OF     PERCENTAGE
OF BENEFICIAL OWNERS                 POSITION WITH THE COMPANY       BENEFICIAL OWNERSHIP(1)     OF CLASS
--------------------             ----------------------------------  ------------------------   ----------
Charles M. Diker ..............  Chairman of the Board and Director          1,457,799(2)           15.3%
  767 Fifth Avenue
  New York, New York

Alan J. Hirschfield............  Vice Chairman of the Board and                286,999(3)            3.1%
                                 Director

Robert L. Barbanell............  Director                                       72,784(4)              *

Joseph M. Cohen................  Director                                       43,250(5)              *

Darwin C. Dornbush, Esq........  Secretary and Director                         32,670(6)              *

Morris W. Offit................  Director                                       47,250(7)              *

James P. Reilly................  President and CEO and Director                281,421(8)            3.0%

John W. Rowe, M.D..............  Director                                       44,250(9)              *

Fred L. Shapiro, M.D...........  Director                                       36,829(10)             *

Bruce Slovin...................  Director                                      242,250(11)           2.6%

Roy K. Malkin..................  President and CEO of Minntech                  63,750(12)             *
                                 Corporation and MediVators, Inc.

Craig A. Sheldon...............  Senior Vice President and CFO                  18,256(13)             *

William J. Vella...............  President and CEO of Carsen Group              37,428(14)             *
                                 Inc.

All officers and directors as a
  group of 13 persons..........                                              2,664,936(15)          26.9%

------------------------

   * Less than 1%

(1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

    A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 4, 2002 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from November 4, 2002 have been exercised.

(2) Includes 237,750 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 899,584 shares owned by
    (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) accounts for his grandchildren over which Mr. Diker exercises investment discretion, (iv) certain other accounts over which Mr. Diker exercises investment discretion, (v) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (vi) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

(3) Includes 35,250 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4) Includes 24,750 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 3,750 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5) Includes 21,750 shares which Mr. Cohen may acquire pursuant to stock options.

(6) Includes 27,750 shares which Mr. Dornbush may acquire pursuant to stock options.

(7) Includes 27,000 shares which Mr. Offit may acquire pursuant to stock options.

(8) Includes 112,746 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 130,672 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(9) Includes 44,250 shares which Dr. Rowe may acquire pursuant to stock options.

(10) Includes 13,750 shares which Dr. Shapiro may acquire pursuant to stock options. Does not include 7,500 shares owned by certain trusts for the benefit of Dr. Shapiro's grandchildren.

(11) Includes 38,250 shares which Mr. Slovin may acquire pursuant to stock options.

(12) Includes 63,750 shares which Mr. Malkin may acquire pursuant to stock options.

(13) Includes 5,438 shares which Mr. Sheldon may acquire pursuant to stock options.

(14) Includes 3,750 shares which Mr. Vella may acquire pursuant to stock options.

(15) Includes 656,184 shares which may be acquired pursuant to stock options.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND THE STOCK
  OPTION COMMITTEE

    The Compensation Committee of the Company's Board of Directors is responsible for setting and administering the policies which govern annual executive compensation. The Compensation Committee is currently comprised of three members, Mr. Hirschfield, Chairman, and Messrs. Barbanell and Cohen, each of whom are non-employee directors.

    Executive compensation for the fiscal year ended July 31, 2002 consisted of base salary plus bonus when earned. The policy of the Compensation Committee, in consultation with the Chairman and the Chief Executive Officer, where appropriate, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

    Messrs. Roy Malkin and Craig Sheldon are employed and compensated pursuant to written employment agreements as described below. Mr. James Reilly was employed and compensated pursuant to a written employment agreement that expired on July 31, 2002. The Company and Mr. Reilly are currently negotiating the terms of a new three-year employment agreement.

    Long-term incentive compensation consists exclusively of the award of stock options under the Company's 1997 Employee Plan and, in the case of officers who serve as directors of the Company, non-discretionary annual option grants of 1,500 shares under the Company's 1998 Directors' Plan.

    The Stock Option Committee under the 1997 Employee Plan is responsible for the award of stock options. Three non-employee directors, Messrs. Hirschfield, Barbanell and Cohen, currently serve on the Stock Option Committee, which administers the granting of options under the 1997 Employee Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No officer of the Company served on the Compensation Committee during its last fiscal year. Mr. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself.

                                          COMPENSATION COMMITTEE:

                                          Alan J. Hirschfield (Chairman)
                                          Robert L. Barbanell
                                          Joseph M. Cohen

INDEPENDENT AUDITORS

    The firm of Ernst & Young LLP has audited the financial statements of the Company for more than ten years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended 2002, the Company and its affiliates retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended 2002, and expect to continue to do so in the future. The aggregate fees billed for professional services by Ernst & Young LLP in the fiscal year ended 2002 were as follows:

    - Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal year ended July 31, 2002 and the reviews of its interim financial statements included in the Company's
      Form 10-Qs were approximately $233,000.

    - Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for services rendered in connection with the Company's financial information systems design and implementation during the fiscal year ended July 31, 2002.

    - All Other Fees. The aggregate amount of all fees billed for services rendered to the Company by Ernst & Young LLP for the fiscal year ended July 31, 2002 (other than the audit fees described above) were approximately $302,500. These primarily consist of fees for the preparation of the Company's income tax returns and for tax and accounting matters, due diligence and other advisory services related to the acquisition of Minntech Corporation. The Audit Committee has determined that the provision of all non-audit services performed for the Company by Ernst & Young LLP is compatible with maintaining that firm's independence.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees Cantel's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

    This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2002 with management and Cantel's independent auditors; (2) discussed with Cantel's independent auditors the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees);

(3) reviewed the written disclosures letter from Cantel's independent auditors as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with Cantel's independent auditors their independence from Cantel.

    The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence. Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended July 31, 2002 be included in Cantel's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Robert L. Barbanell (Chairman)
                                          Morris W. Offit
                                          Bruce Slovin

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended July 31, 2002, 2001, and 2000, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the other executive officers of the Company who received more than $100,000 in salary and bonus during fiscal 2002:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                              ANNUAL              COMPENSATION
                                                                         COMPENSATION(1)           AWARDS(2)
                                                                      ----------------------      ------------
NAME AND                                                               SALARY        BONUS          OPTIONS
PRINCIPAL POSITION                                        YEAR          ($)           ($)             (#)
------------------                                      --------      --------      --------      ------------
Charles M. Diker .................................        2002        175,000             0            1,500
  Chairman of the Company                                 2001        160,000             0            1,500
                                                          2000        150,000             0            1,500

James P. Reilly(3) ...............................        2002        318,347       250,000            1,500
  President and Chief Executive Officer of the            2001        303,188       171,757            1,500
  Company                                                 2000        288,750       141,969            1,500

Roy K. Malkin(4) .................................        2002        250,530       150,822           30,000
  President and Chief Executive Officer of                2001        192,500        46,000                0
  Minntech Corporation and MediVators, Inc.               2000        175,000        60,000            7,500

Craig A. Sheldon(5) ..............................        2002        166,250        50,000           18,750
  Senior Vice President and Chief Financial               2001        136,250        40,000                0
  Officer of the Company                                  2000        121,750        30,000           37,500

William J. Vella(6) ..............................        2002        193,000             0           15,000
  President and Chief Executive Officer of Carsen         2001        179,444       103,548                0
  Group Inc.                                              2000        169,950        40,000           37,500

------------------------

(1) The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of reimbursement to a Company affiliated with Mr. Diker of office expenses amounting to $36,000, $24,000 and $12,000 in fiscal 2002, 2001 and 2000, respectively.

(2) The Company has no long-term incentive compensation plan other than its 1997 Employee Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3) During fiscal 2002, James P. Reilly was employed pursuant to a four-year employment agreement that expired on July 31, 2002. Under the employment agreement, for fiscal 2002, Mr. Reilly was entitled to (i) an annual base salary of $318,347, (ii) incentive compensation equal to 6% of the increase in the fiscal 2002 pre-tax income over the highest pre-tax income of any prior fiscal year commencing July 31, 1998, subject to adjustment for specified events, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (v) use of a Company owned or leased automobile. Commencing August 1, 2002, Mr. Reilly is being paid an annual base salary of $350,000. The Company and Mr. Reilly are currently negotiating the terms of a new three-year employment agreement. In the event a new agreement is not entered into, under the terms of the recently expired employment agreement, if Mr. Reilly's employment is terminated for any reason, Mr. Reilly will be entitled to a severance payment equal to one year's base salary plus the amount of his bonus for the most recently completed fiscal year.

(4) In November 2001, Minntech Corporation entered into an employment agreement with Roy K. Malkin that expires on October 31, 2004. Mr. Malkin's employment agreement provides for (i) an annual base salary of $250,000, subject to annual increases equal to no less than 5% or a cost of living formula,
    (ii) annual incentive compensation for fiscal 2002, equal to 5% of the excess of the combined earnings of Minntech and MediVators before interest and taxes for such Fiscal Year over certain amounts which are set forth in the agreement, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by Minntech of a life insurance policy on the life of Mr. Malkin in the face amount of $250,000 payable to his designated beneficiary, and (v) an automobile allowance. On February 1, 2002, Mr. Malkin's annual base salary was increased to $275,000.

(5) In November 2001, the Company entered into an employment agreement with Craig A. Sheldon that expires on October 31, 2004. Mr. Sheldon's employment agreement provides for (i) an annual base salary of $175,000, subject to annual increases equal to no less than 5% or a cost of living formula,
    (ii) an annual discretionary bonus, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Sheldon in the face amount of $175,000 payable to his designated beneficiary, and (v) an automobile allowance. On November 1, 2002, Mr. Sheldon's annual base salary was increased to $190,000.

(6) Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year.

    On November 18, 2002, Seth R. Segel was appointed Senior Vice President--Corporate Development of the Company pursuant to a two-year employment agreement that expires on November 17, 2004. Mr. Segel's employment agreement provides for (i) an annual base salary of $180,000, subject to annual increases equal to no less than 5% or a cost of living formula, (ii) bonuses of $50,000 following the first year of employment and $50,000 on August 1, 2004,
(iii) incentive compensation equal to .45% of the total consideration paid by the Company with respect to an acquisition during the employment period on which Mr. Segel plays a lead role on the transaction, subject to a $50,000 minimum guaranteed bonus for the first year of employment (in addition to the bonus under item (ii) above), (iv) participation in employee health, insurance and other benefit plans,

(v) maintenance by the Company of a life insurance policy on the life of Mr. Segel in the face amount of $180,000 payable to his designated beneficiary, and (vi) an automobile allowance. In addition, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of Common Stock with an exercise price of $10.59 (the fair value of the shares on the date of grant). The option is exercisable in three approximately equal annual installments beginning
November 2003. In the event of a "Change in Control" (as defined in the employment agreement), the options will automatically become fully vested and Mr. Segel may terminate his employment and continue to receive his base salary and bonus following such termination through the end of the two-year term of the employment agreement.

STOCK OPTIONS

    The following stock option information is furnished for the fiscal year ended July 31, 2002 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                % OF TOTAL                                ANNUAL RATES OF
                                   NUMBER OF      OPTIONS                                   STOCK PRICE
                                     SHARES     GRANTED TO    EXERCISE                   APPRECIATION FOR
                                   UNDERLYING    EMPLOYEES    PRICE PER                  OPTION TERM($)(1)
                                    OPTIONS     DURING THE      SHARE     EXPIRATION   ---------------------
NAME                                GRANTED     FISCAL YEAR      ($)         DATE         5%          10%
----                               ----------   -----------   ---------   ----------   ---------   ---------
Charles M. Diker.................     1,500(2)      0.3%       $14.54       7/30/07       6,026      13,315
James P. Reilly..................     1,500(2)      0.3%       $14.54       7/30/07       6,026      13,315
Roy K. Malkin....................    30,000(3)      5.1%       $12.32        9/6/06     102,114     225,644
Craig A. Sheldon.................    18,750(3)      3.2%       $12.32        9/6/06      63,821     141,028
William J. Vella.................    15,000(3)      2.5%       $12.32        9/6/06      51,057     112,822

------------------------

(1) Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiry.

(2) These options were granted under the Company's 1998 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(3) These options were granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    25% of the total shares covered by the options vest on each of the first four anniversaries of the date of the grant.

OPTION EXERCISE AND HOLDINGS

    The following information is furnished for fiscal 2002 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                            SHARES                            OPTIONS AT 7/31/02                  7/31/02($)
                          ACQUIRED ON       VALUE        -----------------------------   -----------------------------
NAME                      EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
----                      -----------   --------------   -----------   ---------------   -----------   ---------------
Charles M. Diker.......       1,500          23,655        237,750          2,250         2,293,125              0
James P. Reilly........       1,500          24,405        112,746         52,254         1,180,333        527,042
Roy K. Malkin..........      22,500         227,993         56,250         33,750           621,000        108,000
Craig A. Sheldon.......      12,750         188,247            750         39,750             8,280        271,598
William J. Vella.......      16,875         247,851              0         37,500                 0        278,588

------------------------

(1) Value realized is calculated as the market value of the shares exercised using the closing price of the Company's common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

STOCK OPTION PLANS

    The following sets forth certain information as of July 31, 2002 with respect to compensation plans of the Company under which securities of the Company may be issued:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES                                     FUTURE ISSUANCE UNDER
                                       TO BE ISSUED UPON                                        EQUITY COMPENSATION
                                          EXERCISE OF          WEIGHTED-AVERAGE EXERCISE               PLANS
                                      OUTSTANDING OPTIONS,   PRICE OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS        REFLECTED IN FIRST COLUMN)
-------------                         --------------------   -----------------------------   --------------------------
Equity compensation plans approved
  by security holders...............       1,133,367                     $8.55                         581,837
Equity compensation plans not
  approved by security holders......         329,625                     $6.16                              NA
Total...............................       1,462,992                     $8.01                         581,837

    An aggregate of 375,000 shares of common stock was reserved for issuance or available for grant under the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"), which expired in fiscal 2001. Options granted under the 1991 Employee Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All options outstanding at July 31, 2002 under the 1991 Employee Plan have a term of five years and are currently exercisable in full. At July 31, 2002, options to purchase 1,875 shares of common stock at a price of $4.66 per share (the fair market value of the common stock at the time of grant) were outstanding under the 1991 Employee Plan. No additional options will be granted under the 1991 Employee Plan.

    An aggregate of 1,500,000 shares of common stock is reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan, as amended (the "1997 Employee Plan"). Options granted under the 1997 Employee Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. The 1997 Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1997 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1997 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company ("a 10% Holder"), the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of common stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1997 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 2002 under the 1997 Employee Plan have a term of five years, except for 150,000 options granted to Mr. Reilly and 128,625 options granted to a former executive officer under the terms of their respective employment agreements, each of which had an original term of ten years. Of the 128,625 options granted to the former executive officer, 12,375 options terminate on October 31, 2002 and 116,250 options remain exercisable through July 31, 2004. At July 31, 2002, options to purchase 918,492 and shares of common stock at prices between $3.25 and $19.15 per share were outstanding under the 1997 Employee Plan, and 381,075 shares were available for grant under the 1997 Employee Plan.

    An aggregate of 300,000 shares of common stock was reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"), which expired in fiscal 2001. Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. At July 31, 2002, options to purchase 121,500 shares of common stock at prices between $2.33 and $6.83 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors' Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors' Plan.

    An aggregate of 300,000 shares of common stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. At July 31, 2002 options to purchase 91,500 shares of common stock at prices between $3.41 and $17.56 per share were outstanding under the 1998 Directors' Plan, and 208,500 shares were available for grant under the 1998 Directors' Plan.

    Between 1991 and 2000, Mr. Dornbush was granted ten-year non-plan options to purchase an aggregate of 9,000 shares of common stock at prices between $3.54 and $5.83 per share.

    In October 1996, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.91 per share. In October 1997, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.66 per share. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $5.16 per share. All of said options are exercisable in full.

    In October 1998, Dr. Rowe was granted a ten-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $5.33 per share. In
March 1999, Dr. Rowe was granted a ten-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $4.25 per share. All of said options are exercisable in full.

    In October 2000, Mr. Cohen was granted a five-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $5.58 per share. This option is exercisable in three equal annual installments beginning
October 2000.

    In November 2000, a former executive officer was granted a ten-year non-plan option to purchase 39,375 shares of common stock at an exercise price of $5.92 per share. At July 31, 2002 (the termination date of the officer's employment), 6,875 options were outstanding (the balance were exercised) and have an expiration date of July 31, 2004. In October 2001, the same individual was granted a ten-year non-option plan to purchase 75,000 shares of common stock at an exercise price of $14.96 per share. At July 31, 2002, 50,000 of such options were terminated and 25,000 options have an expiration date of July 31, 2004.

    In September 2001, Dr. Shapiro was granted a five-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $12.32 per share. This option is exercisable in three equal annual installments beginning September 2001.

    In November 2002, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of common stock at an exercise price of $10.59 per share. This option is exercisable in three equal annual installments beginning
November 2003.

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's common stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index, the Nasdaq Non-Financial Index, the New York Stock Exchange Composite Index, and the Dow Jones U.S. Medical Products Index over the same period (assuming the investment of $100 in the Company's common stock, the Nasdaq Stock Market/U.S. Index, the Nasdaq Non-Financial Index, the New York Stock Exchange Composite Index, and the Dow Jones U.S. Medical Products Index on July 31, 1997, and, where applicable, the reinvestment of all dividends).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                           AMONG CANTEL MEDICAL CORP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               JUL-97  JUL-98  JUL-99  JUL-00  1-JUL   2-JUL
CANTEL MEDICAL CORP.           100.00  159.09   96.59  141.47  458.91  396.53
NASDAQ STOCK MARKET (U.S.)     100.00  117.68  168.18  239.52  128.56   84.94
NYSE COMPOSITE                 100.00  114.31  126.61  129.55  124.76   99.37
NASDAQ NON-FINANCIAL           100.00  116.42  171.68  253.86  127.50   79.28
DOW JONES US MEDICAL PRODUCTS  100.00  124.41  139.63  152.69  173.13  150.82

* $100 invested on 7/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2002 fiscal year, the

Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year, except for the following: (i) a report of an open market sale of shares by Bruce Slovin due by November 10, 2001 was filed on November 14, 2001, (ii) a report of an open market purchase of shares by Joseph Cohen due by November 10, 2001 was filed on March 18, 2002, (iii) a report of a stock option grant to Fred L. Shapiro due by October 10, 2001 was filed on November 8, 2001, and (iv) a report of an open market sale of shares by Roy Malkin due by December 10, 2001 was filed on February 8, 2002.

                 STOCKHOLDER PROPOSALS FOR 2003 PROXY STATEMENT

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders is the close of business on July 11, 2003. In order to comply with applicable provisions of the Company's By-Laws, proposals of stockholders intended to be presented at the Company's 2003 annual meeting of stockholders without inclusion of such proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on September 9, 2003 and no earlier than the close of business on August 10, 2003.

                                   FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA
Z. ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

    In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Darwin C. Dornbush
                                          SECRETARY

November 25, 2002

                                                                       EXHIBIT A

                        1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                              CANTEL MEDICAL CORP.

          (As adopted by the Board of Directors as of October 16, 1997 and by the stockholders on January 22, 1998 and amended on April 27, 1999, March 28, 2000, September 6, 2001 and May 29, 2002)

    1. THE PLAN. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Medical Corp. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code ("ISOs"), under the Plan (the "Options") shall be 1,500,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) are exercisable for the first time during a calendar year may not exceed $100,000.

    7. EXERCISE PRICE. Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by the principal exchange on which the Company's Stock is traded or any quotation reporting organization, or (ii) if the Stock did not trade on such date, the closing price of the Stock on the first day immediately preceding such date on which the Common Stock traded.

    8. TERM OF OPTIONS. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee or as otherwise approved by the Committee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option (i) by certified or bank check or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option; provided, however, that shares transferred under this subparagraph (ii) must have been continuously owned by the Optionee for at least one year immediately preceding such transfer or such shorter period (but in no event less than six months) approved by the Committee. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative.

    11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

    13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    15. STOCKHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

    16. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of
Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                           Please date, sign and mail
                      your proxy card as soon as possible.

                       Annual Meeting of Stockholders of
                              CANTEL MEDICAL CORP.

                                December 19, 2002

                Please Detach and Mail in the Envelope Provided


A   /X/  Please mark your
         votes as in this
         example.

                FOR
                ALL           WITHHOLD
                NOMINEES      AUTHORITY                                                                       FOR  AGAINST  ABSTAIN

(1)ELECTION OF   / /            / /       Nominees: JAMES P. REILLY      (2) TO APPROVE THE AMENDMENT TO THE  / /    / /       / /
   DIRECTORS                                        ROBERT L. BARBANELL      COMPANY'S 1997 EMPLOYEE STOCK
   NOMINEES                                         JOSEPH M. COHEN          OPTION PLAN.
   FOR TERMS                                        FRED L. SHAPIRO      (3) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS
   EXPIRING AT 2005 ANNUAL MEETING OF                                        THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
   STOCKHOLDERS:                                                             ADJOURNMENT THEREOF.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY                                    Unless a contrary direction is indicated, the shares
INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S                                  represented by this proxy will be voted for all nominees
NAME IN THE SPACE PROVIDED BELOW.                                        for directors named in the proxy statement enclosed
                                                                         herewith and for Proposal 2; if specific instructions are
                                                                         indicated, this proxy will be voted in accordance with
                                                                         such instructions.

                                                                         PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT
                                                                         ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.
                                                                         YOU MAY VOTE IN PERSON IF YOU DO ATTEND.


Signature(s) ______________________________________________________   Dated _______________________________________

NOTE: If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                              CANTEL MEDICAL CORP.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL MEDICAL CORP. (the "Company") hereby appoints Charles M. Diker and James
P. Reilly, and each them, as proxies, with full power of substitution, to vote, as designated below, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., to be held on Thursday, December 19, 2002 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, or at any adjournments thereof:

              (Continued, and to be dated and signed on other side)